UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 8, 2007
NACCO INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH (Address of Principal Executive Offices)	44124-4017 (Zip Code)
(440) 449-9600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activites.
On August 8, 2007, the Board of Directors of NACCO Industries, Inc.’s wholly owned subsidiary, NACCO Materials Handling Group, Inc. (“NMHG”), approved a restructuring plan to phase out production of current product at its facility in Irvine, Scotland by early 2009, change the product mix at its Craigavon, Northern Ireland facility and increase production at its Berea, Kentucky and Sulligent, Alabama plants in the United States and at its Ramos Arizpe facility in Mexico. These actions are being taken to further reduce NMHG’s manufacturing, component and other product costs, reduce its manufacturing footprint, significantly reduce working capital requirements and reduce currency exposures through increased manufacture of products in the market of sale.
As a result of the approval of this restructuring program, NMHG will recognize a cash charge of approximately $5.8 million in August 2007 related to severance benefits. In addition, NMHG anticipates that it will incur subsequent cash charges related to this restructuring program, which are not eligible for accrual in August 2007, of approximately $0.3 million for additional severance benefits and $3.2 million of other cash charges. The subsequent cash charges related to this restructuring program are expected to be $0.7 million during the remainder of 2007, $2.7 million in 2008 and $0.1 million in 2009. NMHG expects to incur total cash charges of $9.3 million related to this restructuring program and expects to make payments related to this restructuring program through early 2009.
In addition to the restructuring charges, NMHG expects to incur additional costs related to this restructuring program primarily for accelerated depreciation of manufacturing equipment that will no longer be used and for manufacturing inefficiencies during the phase out of production and the rearrangement of equipment in its manufacturing plants. The costs are expected to be approximately $3.1 million during the remainder of 2007, $6.7 million during 2008 and $0.9 million during 2009.
Estimated benefits from this restructuring program are expected to be approximately $15 million in 2009 and are expected to rise to approximately $20 million annually at maturity in 2011.
Forward-looking Statements Disclaimer
The statements contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither NACCO Industries, Inc. nor NMHG undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties with respect to NMHG’s operations include, without limitation: (1) reduction in demand for lift trucks and related aftermarket parts and service on a worldwide basis, especially in the United States where NMHG derives a majority of its sales, (2) changes in sales prices, (3) delays in delivery or increases in costs of raw materials or sourced products and labor, (4) customer acceptance of, changes in the prices of, or delays in the development of new products, (5) introduction of new products by, or more favorable product pricing offered by, NMHG’s competitors, (6) delays in manufacturing and delivery schedules, (7) changes in or unavailability of suppliers, (8) exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which NMHG operates and/or sells products, (9) product liability or other litigation, warranty claims or returns of products, (10) delays in or increased costs of restructuring programs, (11) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (12) acquisitions and/or dispositions of dealerships by NMHG and (13) changes mandated by federal and state regulation including health, safety or environmental legislation.
NACCO Industries, Inc. issued a press release announcing the NMHG restructuring program on August 9, 2007, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.
As described in Item 2.05 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits
99.1	NACCO Industries, Inc. press release announcing the NMHG restructuring program, dated August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Kenneth C. Schilling
	Name:	Kenneth C. Schilling
	Title:	Vice President and Controller

Date: August 14, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	NACCO Industries, Inc. press release announcing the NMHG restructuring program, dated August 9, 2007.